Exhibit 4.2

                                COLUMBIALUM, LTD.

                      6% SUBORDINATED CONVERTIBLE DEBENTURE
                                    SERIES 2
                                DUE JUNE 30, 2003




Number: _________________________________________________

Principal: $_____________________________________________

Original Issue Date:_____________________________________

Registered Holder:_______________________________________
                                (name)


         Columbialum, Ltd., a Nevada corporation (the "Company") with principal offices at 310 East Harrison, Tampa, Florida 33602, for value received, hereby promises to pay the registered holder hereof (the "Holder") the principal sum set forth above on June 30, 2003 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be the legal tender for the payment of public and private debts, and to pay interest, less any amounts required by law to be deducted or withheld, computed on the basis of a 365-day year, on the unpaid principal balance hereof from the date hereof (the "Original Issue Date"), at the rate of 6% per year, until such principal sum shall have become due and payable, or has been converted by the Holder pursuant to Section 6, below. Interest payments will be made at the option of the Holder in either cash or in such number of shares of the Company's common stock, $.001 par value ("Common Stock"), computed in accordance with Section 5.2 below and shall be paid, on December 31, 2001 and quarterly thereafter until Maturity, or if the principal of the Debenture is earlier converted, upon conversion pursuant to Section 6, below. All references herein to dollar amounts refers to U.S. dollars.

         By acceptance and purchase of this Debenture, the registered holder hereof agrees with the Company that the Debenture shall be subject to the following terms and conditions:

         1. Authorization of Debentures. The Company has authorized the issue and sale of its 6% Senior Subordinated Convertible Debentures due June 30, 2003 (the "Debenture," such term includes any debentures which may be issued in exchange or in replacement thereof) in the aggregate principal amount of not more than U.S. $20,000.

         2. Transfer or Exchange. Prior to due presentation to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes.

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         3. Prepayment; Payment of Interest in Shares.

                  3.1 Optional Prepayment of Debenture. Subject to the Holder's right to convert set forth in Section 4, below, the Company may prepay the Debenture on ten days prior written notice.

                  3.2 Payment of Interest in Shares. Prior to the conversion of the principal amount of the Debenture, the Company will issue to the Holder, at the Holder's option, in lieu of cash interest, shares of Common Stock calculated in accordance with the following formula (the "Conversion Rate"):

                  Interest Shares = (.06 x *Principal) / Conversion Price, where

          *Principal = the Principal Amount of the Debenture, and

          *Conversion Price = $.10

         4. Conversion of Debentures.

                  4.1      Conversion of the Debenture.

                  (a) Right to Convert. Subject to the provisions of paragraph 4.1(b), below, the record holder of this Debenture shall be entitled, on or after the Date of Original Issuance, at the option of the Holder, to convert this Debenture, in whole or in part, into fully paid and non-assessable shares of the Company's Common Stock at the rate of $.10 per share.

                  (b) Maximum Conversion. The Holder shall not be entitled to convert on any single day that amount of the Debenture in connection with that number of shares of Common Stock which would be in excess of the sum of
                           (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates, and (ii) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of this provision is being made on such day, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such day. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99%. Upon an Event of Default or upon receipt of written notice of the Company's exercise of its intention to make prepayment under Section 3.1, above, the Holder may void the conversion limitation described in this paragraph 4.1(b). The Holder may allocate which of

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                           the equity of the Company deemed  beneficially  owned
                           by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

                  4.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder shall surrender such Debenture, together with the Notice of Conversion annexed hereto as Exhibit 1 appropriately endorsed to the Company at its principal office, accompanied by written notice to the Company (a) stating that the Holder elects to convert the Debenture or a portion thereof, and if a portion, the amount of such portion in multiples of $50 in principal amount, and (b) setting forth the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. Provided the Debenture is received properly endorsed promptly by the Company, the date of conversion of such Debenture shall be deemed to be the date of receipt of Notice of Conversion, even if the Company's stock transfer books are at that time closed, and the converting Holder shall be deemed to have become, on the date of conversion, the record holder of the shares of Common Stock deliverable upon such conversion. If the Debenture is not received, properly endorsed by the fifth business day following the date the Company receives Notice of Conversion, the date of conversion shall be deemed to be the date the Debenture is received, provided that such later receipt will not lower the Conversion Price stated in the Notice of Conversion.

                  As soon as reasonably possible after the date of conversion, the Company shall issue and deliver to such converting Holder a certificate or certificates for the number of shares of Common Stock due on such conversion. No adjustments in respect of interest or cash dividends shall be made upon the conversion of any Debenture or Debentures.

                  Upon conversion of the Debenture in part, the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Debenture, in aggregate principal amount equal to the unconverted portion of such Debenture. such new Debenture shall have the same terms and provisions other than the principal amount as the Debenture or Debentures surrendered for conversion.

                  4.3 Duration of Conversion Privilege. The right to subscribe for and purchase shares of Common Stock pursuant to the conversion privilege granted herein shall commence on the Original Issue Date and shall expire at 5:00 p.m., New York time on December 31, 2002.

                  4.4 Stock Fully Paid; Restricted. The Company covenants and agrees that:

                  (a) all shares which may be issued upon the exercise of the conversion privilege granted herein will, upon issuance in accordance with the terms hereof, be fully paid, nonassessable, and free from all taxes, liens and charges (except for taxes, if any, upon the income of the Holder) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of the stockholders;

                  (b) the failure of the Company to issue shares upon the conversion of the Debenture will cause the holder immediate irreparable harm.

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                  4.5 Antidilution Provisions. The following provisions apply to the Debenture:

                  (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) make a distribution on its Common Stock in shares of its capital stock other than Common Stock, or (v) issue by reclassification of its Common Stock other securities of the Company, the conversion privilege of the Debenture and the Conversion Price then in effect immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock and other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) When the number of shares of Common Stock or the Conversion Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the
                           Holder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock and the Conversion Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  (c) For the purpose of this Section 4.5, the term "Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date of this Debenture or (B) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.5, the Holder shall become entitled to receive any securities upon conversion of the Company other than shares of Common Stock thereafter the number of such other securities and the Conversion Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this
                           Section 4.5.

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                  4.6 No Adjustment for Dividends. Except as provided in Section
4.5, no adjustment in respect to any dividends paid shall be made during the term of the Debenture or upon the exercise of the Debenture.

                  4.7 Preservation of Purchase Rights Upon Reclassification Consolidation. etc. In the case of any consolidation of the Company with or merger of the Company into another corporation or in the case of any sale or conveyance to another corporation of all or substantially all of the property, assets or business of the Company, the Company or such successor or purchasing corporation, as the case may be, shall provide that the Holder shall have the right thereafter upon payment of the Conversion Price in effect immediately prior to such action to purchase upon conversion of the Debenture the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Debenture been converted immediately prior to such action. such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4.7 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  4.8 Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Debenture, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  4.9 Statement on Debenture Certificates. Irrespective of any adjustments in the Conversion Price or the number of securities convertible, this Debenture certificate or any certificates hereafter issued may continue to express the same price and number of securities as are stated in this Debenture certificate. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Debenture certificate that it may deem appropriate and that does not affect the substance thereof; and any Debenture certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Debenture certificate, may be in the form so changed.

         5. Restrictions on Transferability. The Debenture and the Common Stock issuable upon conversion of the Debenture shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 5, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Debenture or any Common Stock issuable upon conversion of the Debenture. Holder, by acceptance of this Debenture, agrees to be bound by the provisions of this Section 5.

                  5.1 Restrictive Legend. The Holder by accepting this Debenture and any Common Stock issuable upon conversion of the Debenture agrees that this Debenture and the Common Stock issuable upon conversion hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a

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

registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

                  (a) Each certificate for Common Stock issuable hereunder shall bear a legend substantially worded as follows unless such securities have been sold pursuant to an effective registration statement under the Securities
                           Act:

                           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. The securities may not be offered for sale, sold, assigned, offered, transferred or otherwise distributed for value except (i) pursuant to an effective registration statement under the Act or any state securities laws or (ii) pursuant to an exemption from registration or prospectus delivery requirements under the Act or any state securities laws in respect of which the Company has received an opinion of counsel satisfactory to the Company to such effect."

                  (b) Except as otherwise provided in this Section 5, the Debenture shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "This Debenture and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be transferred in violation of such Act, the rules and regulations thereunder or any state securities laws or the provisions of this Debenture."

                  5.2 Notice of Proposed Transfers. Prior to any Transfer or attempted Transfer of any Debenture or any shares of Restricted Common Stock, the Holder shall give five (5) days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder an opinion that the proposed Transfer of such Debenture or such Restricted Common Stock may be effected without registration under the Securities Act or state securities laws. After the Company's receipt of the Transfer Notice and opinion, such Holder shall thereupon be entitled to Transfer such Debenture or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer and the Debenture issued upon such Transfer shall bear the restrictive legends set forth in Section 5.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.

                  5.3 Termination of Restrictions. Notwithstanding the foregoing provisions of Section 5, the restrictions imposed by this Section upon the transferability of the Debentures, the Common Stock issuable upon conversion and the Restricted Common Stock (or Common Stock issuable upon the conversion of the Debenture) and the legend requirements of Section 5.1 shall terminate as to any particular Debenture or Restricted Common Stock (or Common Stock issuable upon the conversion of the Debenture) (i) when and so long as such security shall have been effectively registered under the Securities Act and applicable state

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securities laws and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel that such shares may be transferred without registration thereof under the Securities Act and applicable state securities laws. Whenever the restrictions imposed by Section 5 shall terminate as to this Debenture, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company upon written request of the Holder, at the expense of the Company, a new Debenture bearing the following legend in place of the restrictive legend set forth hereon:

                  "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN DEBENTURE CONTAINED IN SECTION 5 HEREOF TERMINATED ON ___________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."

         All Debentures issued upon registration of transfer, division or combination of, or in substitution for, any Debenture or entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legends set forth in Section 5.1.

                  5.4 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the conversion of this Debenture so long as any shares of Common Stock shall be so listed during the Exercise Period.

         6. Piggyback Registrations. If, at any time, the Company proposes or is required to register any of its equity securities or securities convertible or exchangeable for equity securities under the Securities Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or acquisition) on a registration statement on Form S-1, Form SB-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of the Debentures. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Common Stock issuable upon conversion of the Debenture intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use its best efforts to cause all such Common Stock, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Common Stock to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect.

                  6.1 Abandonment or Delay. If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election,

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give written notice of such determination to all Holders and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Common Stock issuable upon conversion of the Debenture in connection with such abandoned registration, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Common Stock for the same period as the delay in registering such other equity securities.

                  6.2 Holder's Right to Withdraw. Any Holder shall have the right to withdraw its request for inclusion of its Common Stock in any registration statement pursuant to this Section 6 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration, and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include such Common Stock in the registration as to which such withdrawal was made.

                  6.3 Cutbacks. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of shares of Common Stock requested to be included in a registration under this
Section 6 would materially adversely affect such offering, then the Company will include in such registration, first the securities proposed by the Company to be sold for its own account and, second the Common Stock issuable upon conversion and all other securities of the Company to be included in such registration to the extent of the number and type, if any, which the Company is so advised can be sold in (or during the time of) such offering, pro rata among the Holders participating in such offering in accordance with the number of shares of Common Stock held by each such Holder.

         7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any subscription hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

         8. Subordination. Any right of the Holder to payment of principal or interest from the Company shall be subordinated to the claims and rights of the holders of the Senior Debt ("Senior Debt Holders"). "Senior Debt" means all Indebtedness of the Company other than the Debentures, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed, except (x) any such Indebtedness that by the terms of the instrument or instruments by which such Indebtedness was created, assumed or incurred expressly provides that it (i) is junior in right of payment to the Debentures or (ii) ranks pari passu in right of payment with the Debentures and (y) any amendments, modifications or supplements to, or any renewals, extensions, deferrals, refinancing and refunding of, any of the foregoing. Any cash payment of principal or interest to the Holder shall be collected, enforced or received by the Holder as trustee for the Senior Debt Holders and paid over to the Senior Debt Holders. The Holder agrees that in the event of any payment of principal or interest by the Company to the Holder by reason of any receivership, insolvency or bankruptcy proceeding, or proceeding for reorganization or readjustment of the Company or its properties, or otherwise, then, in any such event, the Senior Debt Holders shall be preferred in the payment of their claims over the claim of

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the Holder to payment of principal or interest against the Company or its properties, and the claims of the Senior Debt Holders shall be first paid and satisfied in full before any payment or distribution of any kind or character, whether in cash or property, shall be made to the Holder. Provided, however, that this Section 8 shall not apply to any payment of principal or interest made to the Holder while the Company is solvent and not in default with respect to its Senior Debt.

         9. Replacement of Debenture Certificate. Upon receipt of evidence satisfactory to the Company of the certificate loss, theft, destruction or mutilation of the Debenture certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Debenture certificate, the Company will issue a new Debenture certificate, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture certificate.

         10. Covenants of the Company. So long as any of the Debentures remain outstanding, the Company shall:

                  (a) At all times keep reserved the total number of shares of Common Stock necessary for the conversion of all of the then outstanding Debentures at the then current Conversion Rate;

                  (b) Not pay any dividends in cash and/or property or other assets of the Company in respect of its Common Stock or otherwise.

                  (c) Not issue any debentures of the Company other than the Debentures unless the rights of the holders of such debentures are subordinated to the Debentures or pari passu therewith, in which event the terms of the subordination provision shall be similar to the terms set forth in Section 9 of this Debenture;

                   (d) Not enter into a loan secured by the property and/or assets of the Company or any of its subsidiaries with
                           (i) any director, officer or 5% stockholder of the Company, (ii) any entity in which a director, officer or 5% stockholder has an interest as an officer, director, partner, beneficiary of a trust or is a 5% or more equity holder of such entity, or (iii) any parent, spouse, child or grandchild of an officer, director or 5% stockholder of the Company upon terms no less favorable to the Company than those which could be obtained from an "arms-length" lender; and

                  (e) Not redeem, repurchase or otherwise acquire any shares of the common or preferred stock of the Company.

         11. Default. If any of the following events (herein called "Events of Default") shall occur:

                  (a) if the Company shall default in the payment or prepayment of any part of the principal of any of the

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                           Debentures after the same shall become due and
                           payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default shall continue for more than 30 days; or

                  (b) if the Company shall default in the payment of any installment of interest on any of the Debentures for more than 30 days after the same shall become due and payable; or

                  (c) if the Company shall make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due; or

                  (d) if the Company shall dissolve; terminate its existence; become insolvent on a balance sheet basis; commence a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; permit the entry of a decree or order for relief against the Company in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; permit the appointment or consent to the appointment of a receiver, trustee, or custodian of the Company or of any of the Company's property; make an assignment for the benefit of creditors; or admit in writing to be failing generally to pay its debts as such debts become due;

                  (e) if the Company shall default in the performance of or compliance with any agreement, condition or term contained in this Debenture or any of the other Debentures and such default shall not have been cured within 30 days after such default,

                  (f) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

                  (g) Any money judgment, writ or warrant of attachment, or similar process not covered by insurance in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than ten (10) days prior to the date of any proposed sale thereunder; or

then and in any such event the Holder of this Debenture shall have the option (unless the default shall have theretofore been cured) by written notice to the Company to declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable, at the applicable prepayment price on the date of such notice, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, anything contained in this Debenture to the contrary notwithstanding. Upon the occurrence of an Event of Default, the Company shall promptly notify the Holder of this Debenture in writing setting out the nature of the default in reasonable detail.

         12. Remedies on Default; Notice to Other Holders. In case any one or more of the Events of Default shall occur, the Holder may proceed to protect and enforce his or her rights by a suit in equity, action at law or other appropriate proceeding, whether, to the extent permitted by law, for the specific performance of any agreement of the Company contained herein or in aid of the exercise of any power granted hereby. If any Holder of one or more of the Debentures shall declare the same due and payable or take any other action against the Company in respect of an Event of Default, the Company will forthwith give written notice to the Holder of this Debenture, specifying such action and the nature of the default alleged.

         13. Amendments. With the consent of the Holders of more than 50% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Debenture or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of Debentures or Common Stock issued upon conversion of the Debentures, and of the Company, provided, however, that no such supplemental agreement shall (a) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or alter or impair the right to convert the same into Common Stock at the rates and upon the terms provided in this Debenture, without the consent of the Holder of each of the Debentures so affected, or (b) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any supplemental agreement, without the consent of the Holders of all Debentures then outstanding.

         14. Changes, Waivers. etc. Neither this Debenture nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 13 of this Debenture.

         16. Entire Agreement. This Debenture embodies the entire agreement and understanding between the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

         17. Governing Law, Jurisdiction, etc.

                  (a) It is the intention of the parties that the laws of the State of Florida shall govern the validity of this Debenture, the construction of its terms and the interpretation of the rights and duties of the parties.

                  (b) In the case of any dispute, question, controversy or claim arising among the parties hereto which shall arise out of or in connection with this Debenture, the same shall be submitted to arbitration before a panel of three arbitrators in Tampa, Florida, in accordance with the rules of the American Arbitration Association. One arbitrator shall be appointed by the party or parties bringing the claims ("Claimant") and one arbitrator shall be appointed by the party or parties defending the claim ("Respondent"). The arbitrators selected by such parties shall be selected within thirty (30) days after notification by the Claimant to the Respondent that it has determined to submit such dispute, question, controversy or claim to arbitration. The two arbitrators so selected shall select a third arbitrator within thirty (30) days after the selection of the arbitrator selected by such parties. Should a party fail to select an arbitrator within the specified time period, or should the arbitrators selected by the parties fail to select a third arbitrator, the missing arbitrator or arbitrators shall be appointed by the Tampa, Florida office of the American Arbitration Association. The decision of the panel shall be final and binding on the parties and enforceable in any court of competent jurisdiction. The costs of the arbitration will be imposed upon the Claimant and Respondent as determined by the arbitration panel or, failing such determination, will be borne equally by the Claimant and the Respondent. The successful or prevailing party or parties shall be entitled to recover reasonable attorneys fees in addition to any other relief to which it may be entitled.

                  (c) In the event of any dispute, question, controversy or claim arising among the parties hereto which shall arise out of or in connection with this Debenture, the parties shall keep the proceeding related to such controversy in strict confidence and shall not disclose the nature of said dispute, the status of the proceeding or any testimony, documents or information obtained or exchanged in the course of said proceeding without the express written consent of all parties to such dispute.

                                                  COLUMBIALUM, LTD.

[Corporate Seal]

                                                  By___________________________
                                                     Rene Morissette, President
Number: ______________________________________

Name of Holder: ______________________________

Principal: $__________________________________

Original Issue Date:__________________________

                                    EXHIBIT 1

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)


         The undersigned hereby irrevocably elects to convert $______________ of the above Debenture No. _____ into _________ shares of Common Stock of Columbialum, Ltd. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

         The undersigned confirms the representations and warranties set forth in the Subscription Agreement, and unless there has been an Event of Default or the Debenture is called for prepayment, that the undersigned, together with its affiliate will not, following this conversion, beneficially own more than 4.99% of the outstanding Common Stock of the Company.



                                    __________________________________________
                                    Date of Conversion*


                                    __________________________________________
                                    Applicable Conversion Price


                                    __________________________________________
                                    Signature


                                    __________________________________________
                                    Name


                                    __________________________________________
                                    Address

                                    __________________________________________


*The original Debenture and this Notice of Conversion must be received by the Company within five business days following the date of Conversion.